Reznick Fedder & Silverman
           Certified Public Accountants - A Professional Corporation
                       4520 East West Highway, Suite 300
                         Bethesda, Maryland  20814-3319
                              phone  301/652-9100
                               fax  301/652-1848



October 22, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

RE:  Riverside Park Associates Limited Partnership
     File #:  0-15740

We have read the statements of Riverside Park Associates Limited Partnership to be included in Item 4 of the Form 8-K dated October 1998. In connection therewith, we concur with the statement made by registrant and confirm that during the two most recent fiscal years of the registrant and each subsequent interim period preceding September 30, 1998, there were no disagreements between Riverside Park Associates Limited Partnership and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused us to make reference to the subject matter of such disagreement if not resolved to our satisfaction.

Very truly yours,
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/s/ Reznick Fedder & Silverman

Reznick Fedder & Silverman
Certified Public Accounts